UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2019

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.01

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2019, the Personnel and Compensation Committee (the Committee) of the Citigroup Inc. Board of Directors made a one-time incentive award (the Award) to Jane Fraser, President of Citi and CEO of Global Consumer Banking. The Committee granted the Award in recognition of Ms. Fraser’s recent promotion to President and to enhance leadership continuity and management succession planning. In granting the Award, the Committee considered Ms. Fraser’s demonstrated performance and future potential, as well as the competitive landscape for executive talent and the business disruption likely to be caused by unplanned attrition. Citi’s senior leaders are often considered for senior roles outside Citi, due to the breadth and depth of expertise they have gained through their Citi careers.

The $12.5 million Award is scheduled to vest and be settled in four equal installments on or as soon as practicable following each of November 20, 2020, 2021, 2022, and 2023, subject to clawbacks and other terms and conditions of the Award.

●	The Award is delivered 50% as a Deferred Stock Award with the same material terms, including performance-based vesting and clawbacks, as the Deferred Stock Awards previously disclosed in Citi’s 2019 Proxy Statement, except as provided below.
●	The remaining 50% of the Award is delivered as a deferred cash award under Citi’s Deferred Cash Award Plan (DCAP). The DCAP award is a fixed amount, delivered without interest or other earnings, that vests pro-rata over four years, subject to clawbacks.

The Award terms are more restrictive than the terms of the deferred portions of Citi’s regular incentive awards delivered to senior executives pursuant to the annual performance assessment process in the following important respects:

●	The Award has more limiting provisions. Ms. Fraser will forfeit the unvested portion of the Award if she leaves Citi employment for any reason, including in the event of retirement after attaining specified age and service milestones, involuntary termination not for gross misconduct, disability, or death. In contrast, the deferred portions of Citi’s regular incentive awards permit vesting on schedule following termination of employment in the event of such retirement, involuntary termination not for gross misconduct, disability, or death, subject to conditions.
●	The Award has a longer vesting schedule. The entire Award has a four-year vesting schedule. In contrast, the deferred portions of Citi’s regular incentive awards to senior executives vest 50% pro-rata over four years (applicable to Deferred Stock Awards) and 50% over three years (applicable to Performance Share Units).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.01	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: November 27, 2019
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary